                                                                  EXHIBIT (8)(a)

                    AMENDED AND RESTATED CUSTODIAN AGREEMENT
                    ----------------------------------------


          THIS AGREEMENT is made as of October 28, 1992 by and between PENN SERIES FUNDS, INC., a Maryland corporation ("Penn Series"), and PROVIDENT NATIONAL BANK, a national banking association ("Provident").

                             W I T N E S S E T H :

          WHEREAS, Penn Series is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and issues various classes of shares of Common Stock $.10 par value ("Shares");

          WHEREAS, Penn Series desires to retain Provident to serve as the custodian of the portfolios cash and other property of all of the investment portfolios of Penn Series (collectively, the "Portfolios"), listed on Appendix A attached hereto, and Provident is willing to so serve as custodian; and

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1.  Appointment.  For the period and on the terms set forth in this
              -----------
Agreement, Penn Series hereby appoints Provident to act as custodian of the portfolio securities, cash and other property belonging to the Portfolios, and as a "third party expert" as hereinafter defined in connection with foreign subcustodians recommended by Provident who have entered into an agreement with Penn Series and Provident. Provident accepts such appointments and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 21 of this Agreement.  As used herein, "third party expert," a term used in Investment
                                                                      ----------
Company Institute (SEC No-Act.) (pub. avail.  Nov. 4, 1987), shall mean a party
-----------------
providing the custodial and other services set forth in this Agreement. Provident agrees to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder. Penn Series may from time to time issue separate series, classes or classify and reclassify shares of such series or class. Provident shall identify to each such series or class property belonging to such series or class and in such reports, confirmations and notices to Penn Series called for under this Agreement shall identify the series or class to which such report, confirmation or notice pertains.

          2.  Delivery of Documents.  Penn Series has furnished Provident with
              ---------------------
copies properly certified or authenticated of each of the following:

              (a) Resolutions of the Board of Directors of Penn Series authorizing the appointment of Provident as custodian of the portfolio securities, cash and other property belonging to Penn Series and approving this Agreement;

              (b) Appendix B identifying and containing the signatures of the officers of Penn Series and/or other persons authorized to issue Oral Instructions and to sign Written Instructions, as hereinafter defined, on behalf of Penn Series;

              (c) Articles of Incorporation of Penn Series filed with the Department of Assessments and Taxation of the State of Maryland on April 22, 1982 and all amendments thereto (such Articles of Incorporation, as presently in effect and as they shall from time to time be amended, are herein called the "Charter");

              (d) The By-Laws of Penn Series and all amendments thereto (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called the "By-Laws");

              (e) The Investment Advisory Agreements between the investment advisers to the Portfolios (each an "Advisor") and Penn Series (each an "Advisory Agreement");

              (f) The Amended and Restated Administrative and Corporate Services Agreement between Penn Series and The Penn Mutual Life Insurance Company dated as of November 1, 1992 (the "Administration and Corporate Services Agreement");

              (g) The Transfer Agency Agreement between Provident Financial Processing Corporation (the "Transfer Agent") and the Fund dated as of May 31, 1983, as amended June 10, 1988 (the "Transfer Agency Agreement");

              (h) The Accounting Services Agreement between the Transfer Agent and Penn Series dated as of May 1, 1989 (the "Accounting Services Agreement");

              (i) The Notification of Registration filed by Penn Series pursuant to Section 8(a) of the 1940 Act on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC") on November 6, 1969;

              (j) The Fund's most recent Post-Effective Amendment to the Form N-lA Registration Statement filed by Penn Series under the Securities Act of 1933, as amended ("the 1933 Act") (File No. 2-35305) and under the 1940 Act as filed with the SEC on March 10, 1989 and all amendments thereto;

              (k) The most recent prospectus or prospectuses of Penn Series relating to Shares (such prospectus or prospectuses, as presently in effect and all amendments and supplements thereto are herein called the "Prospectus"); and

              (l) A copy of either (i) a filed notice of eligibility to claim the exclusion from the definition of "commodity pool operator" contained in
Section 2(a)(1)(A) of the Commodity Exchange Act ("CEA") that is provided in Rule 4.5 under the CEA, together with all supplements as are required by the Commodity Futures Trading Commission ("CFTC"), or (ii) a letter which has been granted Penn Series by the CFTC which states that Penn Series will not be treated as a "pool" as defined in section 4.10(d) of the CFTC's General Regulations, or (iii) a letter which has been granted Penn Series by the CFTC which states that the CFTC will not take any enforcement action if Penn Series does not register as a "commodity pool operator."

          Penn Series will furnish Provident from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

          3.  Definitions.
              -----------

              (a) "Authorized Person".  As used in this Agreement, the term
                  -------------------
"Authorized Person" means any of the officers of Penn Series and any other person, whether or not any such person is an officer or employee of Penn Series, duly authorized by the Board of Directors of Penn Series to give Oral and Written Instructions on behalf of Penn Series and listed on the Certificate annexed hereto as Appendix B or any amendment thereto as may be received by Provident from time to time.

              (b) "Book-Entry System". As used in this Agreement, the term
                  -------------------
"Book-Entry System" means the Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees, and any book-entry system maintained by a clearing agency registered with the SEC under Section 17A of the Securities Exchange Act of 1934 (the 111934 Act").

              (c) "Oral Instructions".  As used in this Agreement, the term
                  -------------------
"Oral Instructions" means oral instructions actually received by Provident from an Authorized Person or from a person reasonably believed by Provident to be an Authorized Person. Penn Series agrees to deliver to Provident Written Instructions confirming Oral Instructions.

              (d) "Property".  The term "Property", as used in this Agreement,
                  ----------
means:

                  (i) any and all securities and other property which Penn Series may from time to time deposit, or cause to be deposited, with Provident or which Provident may from time to time hold for Penn Series;

                  (ii) all income in respect of any of such securities or other property;

                  (iii) all proceeds of the sale of any of such securities or other property; and

                  (iv) all proceeds of the sale of securities issued by Penn Series, which are received by Provident from time to time from or on behalf of Penn-Series.

              (e) "Written Instructions".  As used in this Agreement, the term
                  ----------------------
"Written Instructions" means written instructions delivered by hand, mail, tested telegram, cable, telex or facsimile sending device, and received by Provident and signed by an Authorized Person.

          4.  Delivery and Registration of the Property.  Penn Series will
              -----------------------------------------
deliver or cause to be delivered to Provident all securities and all moneys owned by it or any Portfolio, including cash received for the issuance of its Shares, at any time during the period of this Agreement. Provident will not be responsible for such securities and such moneys until actually received by it. All securities delivered to Provident (other than in bearer form) shall be registered in the name of Penn Series on behalf of a Portfolio or shall be properly endorsed and in form for transfer satisfactory to Provident. Securities shall only be registered in the name of Penn Series on behalf of a Portfolio, the name of Provident or of a nominee of Provident or in the name of a sub-custodian or a nominee of any such sub-custodian appointed pursuant to Paragraph 6 hereof.

          5.  Receipt and Disbursement of Money.
              ---------------------------------

              (a) Provident shall open and maintain a separate custodial account or accounts in the name of each Portfolio, subject only to draft or order by Provident acting pursuant to the terms of this Agreement, and shall hold in such account or .accounts, subject to the provisions hereof, all cash received by it from or for the account of each Portfolio (other than cash maintained by a Portfolio in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act). Provident shall make payments of cash to, or for the account of, a Portfolio from such cash only (i) for the purchase of securities for a Portfolio as provided in Paragraph 13 hereof; (ii) upon receipt of Written Instructions, for the payment of interest, dividends, taxes, administration, accounting, distribution, advisory or management fees or expenses which are to be borne by Penn Series or a Portfolio under the terms of this Agreement, an Advisory Agreement, the Administrative and Corporate Services Agreement, the Accounting Services Agreement, and the Transfer Agency Agreement; (iii) upon receipt of Written

Instructions, for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by a Portfolio and held by or to be delivered to Provident; (iv) to a sub-custodian pursuant to Paragraph 6 hereof; (v) for the redemption of Shares; (vi) for payment of the amount of dividends received in respect of securities sold short; or (vii) upon receipt of Written Instructions, for other proper purposes. No payment pursuant to
(i) above shall be made unless Provident has received a copy of the broker's or dealer's confirmation or the payee's invoice, as appropriate.

              (b) Provident is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the accounts of the Portfolios.

          6.  Receipt of Securities.
              ---------------------

              (a) Except as provided by Paragraph 7 hereof, Provident shall hold and physically segregate in a separate account, identifiable at all times from those of any other persons, firms, or corporations, all securities and non-cash property received by it for the account of each Portfolio. All such securities and non-cash property are to be held or disposed of by Provident for each Portfolio pursuant to the terms of this Agreement. In the absence of Written Instructions accompanied by a certified resolution of the Board of Directors of Penn Series authorizing the transaction, Provident shall have no power or authority to withdraw, deliver, assign, hypothecate, pledge or otherwise dispose of any such securities and investments except in accordance with the express terms provided for in this Agreement. In no case may any director, officer, employee or agent of Penn Series withdraw any securities. In connection with its duties under this Paragraph 6, Provident may, at its own expense, enter into sub-custodian agreements with other banks or trust companies for the receipt of certain securities and cash to be held by Provident for the account of a Portfolio pursuant to this Agreement; provided that each such bank or trust company has an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than one million dollars ($1,000,000.) for a Provident subsidiary or affiliate,.or of not less than twenty million dollars ($20,000,000) if such bank or trust company is not a Provident subsidiary or affiliate and that in either case such bank or trust company agrees with Provident to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder. Provident shall remain responsible for the performance of all of its duties under this Agreement with respect to assets of each Portfolio held under any sub-custodian agreement entered into by Provident and shall hold each Portfolio harmless from the acts and omissions, under the standards of care provided for herein, of any bank or trust company (except a foreign sub-custodian) that it might choose pursuant to this Paragraph 6.

          (b) Where securities are transferred to an account of a Portfolio established pursuant to Paragraph 7 hereof, Provident shall also by book-entry or otherwise identify as belonging to a Portfolio the quantity of securities in a fungible bulk of securities registered in the name of Provident (or its nominee) or shown in Provident's account on the books of the Book-Entry System. At least monthly and from time to time, Provident shall furnish Penn Series with a detailed statement of the Property held for each Portfolio under this Agreement.

      7.  Use of Book-Entry System.  Provident may (a) deposit in the Book-
          ------------------------
Entry System all securities belonging to a Portfolio which are eligible for deposit therein and (b) utilize the Book-Entry System to the extent possible in connection with settlements of purchases and sales of securities the Portfolios, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings, in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations and subject to the following provisions:

          (a) Securities and any cash of any Portfolio deposited in the Book-Entry System will at all times be segregated from any assets and cash controlled by Provident in other than a fiduciary or custodian capacity but may be commingled with other assets held in such fiduciary capacities. Provident and its sub-custodian, if any, will pay out money only upon receipt of securities and will deliver securities only upon the receipt of money. With respect to securities of a Portfolio which are maintained in the Book-Entry System, the records of the Custodian shall identify by book-entry those securities belonging to such Portfolio. The Custodian shall furnish each Portfolio with confirmations (in the form of a written advice or notice) of transfers to or from the account of that Portfolio and shall furnish to each Portfolio copies of daily transaction sheets reflecting each day's transactions in the Book-Entry System for the account of that Portfolio.

          (b) All books and records maintained by Provident which relate to Provident's participation in the Book-Entry .System will. at all times during Provident's regular business hours be open to the inspection of duly authorized employees or agents of Penn Series, and to the duly authorized employees of any governmental authority having supervisory jurisdiction over Penn Series, including but not limited to insurance or banking `regulatory authorities, and Penn Series will be furnished with all information in respect of the services rendered to it as it may require.

          (c) Provident will provide Penn Series with copies of any report obtained by Provident on the system of internal accounting control of the Book-Entry System promptly after receipt of such a report by Provident. Provident will also provide Penn Series with such reports on its own system of internal control as Penn series may reasonably request from time to time.

          (d) Provident will not be responsible for losses from the acts and omissions of any entity within the Book-Entry System or any depository which is a registered clearing agency,, unless such losses are due to the negligence of Provident.

          (e) Commencing on the date hereof and hereafter on an annual basis, the custodian shall not deposit securities in the Book-Entry System in the absence of receipt of a certificate of the Secretary or an Assistant Secretary that the Board of Directors of Penn Series has approved the use of the Book-Entry System and receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors of Penn Series has reviewed the use of the Book-Entry System, as required in each case by Rule 17f-4 under the 1940 Act.

          (f) Anything to the contrary in this Agreement notwithstanding, Provident shall be liable to Penn Series for any loss or expense (including reasonable attorneys' fees), or damage to any Portfolio resulting from use of the Book-Entry System by reason of negligence of Provident or any of its agents or any of their employees or agents or from failure of Provident or any such agent to enforce effectively such rights as it may have against the Book-Entry System. At the election of Penn Series, it shall be entitled to be subrogated to the rights of Provident with respect to any claim against the Book-Entry System or any other person which

Provident may have a right against as a consequence of such loss, expense or damage, if and to the extent any Portfolio has not been made whole for any such loss, expense, or damage.

     8.   Instructions Consistent with Charter, etc.
          ------------------------------------------

          (a) Unless otherwise provided in this Agreement, Provident shall act only upon Oral and Written Instructions. Although Provident may know of the provisions of the Charter and By-Laws of Penn Series, Provident may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with any provisions of such Charter or By-Laws or any vote, resolution or proceeding of the Shareholders, or of the Board of Directors, or of any committee thereof,

          (b) Provident shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by Provident pursuant to this Agreement. Penn Series agrees to forward to Provident Written Instructions confirming Oral Instructions in such manner that the Written Instructions are received by Provident by the close of business of the same day that such Oral Instructions are given to Provident. Penn Series agrees that the fact that such confirming Written Instructions are not received by Provident shall in no way affect the validity of the transactions or enforceability of the transactions authorized by Penn Series by giving Oral Instructions. Penn Series agrees that Provident shall incur no liability to Penn series in acting upon Oral Instructions given to Provident hereunder concerning such transactions provided Provident reasonably and in good faith believes, in accordance with the standards of care set forth in Section 22, the instructions to be properly authorized and executed.

     9.   Transactions Not Requiring Instructions.  In the absence of
          ---------------------------------------
contrary Written Instructions, Provident is authorized to take the following actions:

          (a) Collection of Income and other Payments. Provident shall:
              ---------------------------------------

              (i) collect and receive for the account of each Portfolio, all income and other payments and distributions, including (without limitation) stock dividends, rights, bond coupons, option premiums and similar items, included or to be included in the Property, and promptly advise Penn Series of such receipt and shall credit such income, as collected, to the custodian accounts of each Portfolio;

              (ii) endorse and deposit for collection, in the name of Penn Series, checks, drafts, or other orders for the payment of money on the same day as received;

              (iii) receive and hold for the account of each Portfolio all securities received as a distribution on its portfolio securities as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any portfolio securities belonging to Portfolio held by Provident hereunder;

              (iv) present for payment and collect the amount payable upon all securities which may mature or be called, redeemed, or retired, or otherwise become payable on the date such securities become payable; and

              (v) take any action which may be necessary and proper in connection with the collection and receipt of such income and other payments and the endorsement for collection of checks, drafts, and other negotiable instruments as described in Paragraph 23 of this Agreement.

          (b) Document Forwarding.  Provident shall deliver or cause to be
              -------------------
delivered to Penn Series all proxies, proxy statements, authorizations, notices and stockholder reports which Provident may receive with respect to Property of any Portfolio. In the event that such Property is registered in the name of the custodian or its nominee, such proxies or authorizations when so delivered to Penn Series shall have been duly executed in blank by the custodian or its nominee, as the case may be.

          (c) Miscellaneous Transactions.  Provident is authorized to deliver or
              --------------------------
cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

              (i) for examination by a broker selling for the account of a Portfolio in accordance with street delivery custom;

              (ii) for the exchange of interim receipts or temporary securities for definitive securities; and

              (iii) for transfer of securities into the name of a Portfolio or Provident or nominee of either, or for exchange of securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to Provident.

          (d) Monitoring of Foreign Sub-Custodian. Provident shall:
              -----------------------------------

              (i) obtain and transmit to Penn Series the reports of any foreign sub-custodian referenced in Section 16 of this Agreement or Rule 17f-5;

              (ii) monitor the level of service being provided to Penn Series by any foreign sub-custodian for the purpose of assisting the Board of Directors of Penn Series in its on-going and annual evaluation of such foreign subcustodian and the evaluation of foreign custodial arrangements required under Rule 17f-5.

              (iii) obtain from the foreign sub-custodian and transmit to Penn Series any other information reasonably required by the Board of Directors of Penn Series pursuant to Rule 17f-5; and

              (iv) facilitate communication between the foreign sub-custodian and Penn Series by transmitting information provided by either party to the other, as requested by either of such parties.

    10.   Transactions Requiring Instructions.  Upon receipt of Oral or Written
          -----------------------------------
Instructions and not otherwise, Provident, directly or through the use of the Book-Entry System, shall:

          (a) execute and deliver to such persons as may be designated in such Oral or Written Instructions, consents and any other instruments whereby the authority of a Portfolio as owner of any securities may be exercised, except for such proxies, authorizations and instruments delivered to Penn Series pursuant to Paragraph 9(b) hereof;

          (b) deliver any securities held for a Portfolio against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, tender offer, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

          (c) deliver any securities held for a Portfolio to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

          (d) make such transfers or exchanges of the assets of a Portfolio and take such other steps as shall be stated in said oral or Written Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of Penn Series;

          (e) release securities belonging to a Portfolio to any bank or trust company for the purpose of pledge or hypothecation to secure any loan incurred by Penn series; provided, however, that securities shall be released only upon payment to Provident of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, subject to proper prior authorization, further securities may be released for that purpose; and repay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

          (f) release and deliver securities owned by a Portfolio in connection with any repurchase agreement entered into on behalf of that Portfolio, but only on receipt of payment therefor; and pay out moneys of that Portfolio in connection with such repurchase agreements, but only upon the delivery of the securities; and

                (g) otherwise transfer, exchange or deliver securities in accordance with oral or Written Instructions.

        11.     Segregated Accounts.
                -------------------

                (a) Provident shall upon receipt of Written or Oral Instructions establish and maintain a segregated account or accounts on its records for and on behalf of each Portfolio, into which account or accounts may be transferred cash and/or securities, including securities in the Book-Entry System (i) for the purposes of compliance by Penn Series with the procedures required by a securities or option exchange, providing such procedures comply with the 1940 Act and Release No. 10666 or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies, and (ii) for other proper corporate purposes, but only, in the case of clause (ii), upon receipt of Written Instructions.

                (b) Provident may enter into separate custodial agreements with various futures commission merchants ("FCMs") that Penn Series uses (each an "FCM Agreement"), pursuant to which margin deposits of Penn Series in any transactions involving futures contracts and options on futures contracts will be held by Provident in accounts (each an "FCM Account") subject to the disposition by the FCM involved in such contracts in accordance with the customer contract between FCM and Penn Series ("FCM Contract"), SEC rules governing such segregated accounts, CFTC rules and the rules of the applicable commodities exchange. Such FCM Agreements shall only be entered into upon receipt of Written Instructions from Penn Series which state that (i) a customer agreement between the FCM and Penn Series has been entered into; and (ii) Penn Series is in compliance with all the rules and regulations of the

CFTC. Transfers of initial margin shall be made into an FCM Account only upon Written Instructions; transfers of premium and variation margin may be made into an FCM Account pursuant to Oral Instructions. Transfers of funds from an FCM Account to the FCM for which Provident holds such an account may only occur upon certification by the FCM to Provident that pursuant to the FCM Agreement and the FCM Contract, all conditions precedent to its right to give Provident such instruction have been satisfied.

          12.  Dividends and Distributions.  Penn Series shall furnish Provident
               ---------------------------
with appropriate evidence of action by the Board of Directors of Penn Series declaring and authorizing the payment of any dividends and distributions. Upon receipt by Provident of Written Instructions with respect to dividends and distributions declared by the Board of Directors of Penn Series and payable to Shareholders who have elected in the proper manner to receive their distributions or dividends in cash, and in conformance with procedures mutually agreed upon by Provident, Penn Series, and the Transfer Agent, Provident shall pay to the Fund's Transfer Agent, as agent for the Shareholders, an amount equal to the amount indicated in said Written Instructions as payable by Penn Series to such Shareholders for distribution in cash by the Transfer Agent to such Shareholders. In lieu of paying the Transfer Agent cash dividends and distributions, Provident may arrange for the direct payment of cash dividends and distributions to Shareholders by Provident in accordance with such procedures and controls as are mutually agreed upon from time to time by and among Penn Series, Provident and the Transfer Agent.

          13.  Purchases of Securities.  Promptly after each decision to
               -----------------------
purchase securities by an Advisor, Penn Series, through such Advisor, shall deliver to Provident Oral Instructions specifying with respect to each such purchase: (a) the name of the issuer and the title of the securities, (b) the number of shares or the principal amount purchased and accrued interest, if any, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase,
(f) the name of the person from whom or the broker through whom the purchase was made, and (g) the Portfolio for which the purchase was made. Provident shall upon receipt of securities purchased by or for any Portfolio pay out of the moneys held for the account of such Portfolio the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral Instructions.

          14.  Sales of Securities.  Promptly after each decision to sell
               -------------------
securities by an Advisor or exercise of an option written by a Portfolio, Penn Series, through the Advisor, shall deliver to Provident Oral Instructions, specifying with respect to each such sale: (a) the name of the issuer and the title of the security, (b) the number of shares or principal amount sold, and accrued interest, if any, (c) the date of sale, (d) the sale p rice per unit,
(e) the total amount payable to Penn Series upon such sale, (f) the name of the broker through whom or the person to whom the sale was made, and (g) the Portfolio for which the sale was made. Provident shall deliver the securities upon receipt of the total amount payable to the Portfolio on such sale, provided that the same conforms to the total amount payable as set forth in such Oral Instructions. Subject to the foregoing, Provident may accept payment in such form as shall be satisfactory to it, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

          15.  Records.  The books and records pertaining to Penn Series which
               -------
are in the possession of Provident shall be the property of Penn Series. Such books and records shall be prepared and maintained as required by the 1940 Act and rules and regulations thereunder and other applicable securities laws and regulations. Authorized representatives of Penn Series, and the duly authorized employees of any governmental authority having supervisory jurisdiction over Penn Series, including but not limited to insurance or banking regulatory authorities, shall have access to such books and records, and, to the extent practicable and in accordance with demand by such authorities, to the work papers underlying such books and records, at all times during Provident's normal business hours. Upon the reasonable request of Penn Series, copies of any such books and records shall be provided by Provident to Penn Series or the authorized representative of Penn Series at the expense of Penn Series.

           16.  Reports.
                -------
                (a) Provident shall furnish Penn Series the following reports:
                        (1) such periodic and special reports as Penn Series may reasonably request;

                        (2) a monthly statement summarizing all transactions and entries for the account of each Portfolio, listing the portfolio securities belonging to each Portfolio with the adjusted average cost of each issue and the market value at the end of such month, and stating the cash account of each Portfolio including disbursements;

                        (3) the reports to be furnished to Penn Series pursuant to Rule 17f-4; and

                        (4) the monthly and annual reports of the foreign sub-custodian or any reports required under Rule 17f-5; and

                        (5) such other information as may be agreed upon from time to time between Penn Series and Provident.

                (b) Provident shall transmit promptly to Penn Series any proxy statement, proxy materials, notice of a call or conversion or similar communications received by it as Custodian of the Property.

                (c) Provident shall furnish the Insurance Commissioner of the State of California with any information or reports in connection with the services provided in this Agreement which the Insurance Commissioner may request in order to ascertain whether the operations of Penn Series are being conducted in a manner consistent with the Insurance Code and Regulations of the State of California, and any other applicable law or regulations.

          17.   Cooperation with Accountants. Provident shall cooperate with the
                ----------------------------
independent public accountants of Penn Series and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as such may be required from time to time by Penn Series.

          18.   Confidentiality.  Provident agrees on behalf of itself and its
                ---------------
employees to treat confidentially all records and other information relative to Penn Series and its prior, present, or potential Shareholders, except, after prior notification to Penn Series, which notification need not be given where Provident may be exposed to civil or criminal contempt proceedings for failure to divulge such information to the appropriate state or federal regulatory or judicial authorities, or when so requested, by Penn Series.

          19.   Right to Receive Advice.
                -----------------------

                (a)     Advice of Fund. If Provident shall be in doubt as to any
                        --------------
action to be taken or omitted by it, it may request, and shall receive, from Penn Series directions or advice, including Oral or Written Instructions where appropriate.

                (b)     Advice of Counsel. If Provident shall be in doubt as to
                        -----------------
any question of law involved in any action to be taken or omitted by Provident, it may request advice at its own cost from such counsel as agreed upon by the parties to this Agreement.

                (c)     Conflicting Advice. In case of conflict between
                        ------------------
directions, advice or Oral or Written Instructions received by Provident pursuant to subparagraph (a) of this paragraph and advice received by Provident pursuant to subparagraph (b) of this paragraph, Provident shall be entitled to rely on and follow the advice received pursuant to the latter provision alone.

                (d)     Protection of Provident. Provident shall be protected in
                        -----------------------
any action or inaction which it takes in reliance on any directions, advice or Oral or Written Instructions received pursuant to subparagraphs (a) or (b) of this paragraph which Provident, after receipt of any such directions, advice or Oral or Written Instructions, in good faith believes to be consistent with such directions, advice or Oral or Written Instructions, as the case may be. However, nothing in this paragraph shall be construed as imposing upon Provident any obligation (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions when received, unless, under the terms of another provision of this Agreement, the same is a condition to Provident's properly taking or omitting to take such action. Nothing in this subsection shall excuse Provident when an action or omission on the part of Provident constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by Provident of any duties or obligations under this Agreement.

          20.  Compensation.  As compensation for the services rendered by
               ------------
Provident during the term of this Agreement, Penn Series will. pay to Provident monthly fees that shall be agreed upon from time to time in writing by Provident and Penn Series.

          21.  Indemnification. (a)  Penn Series, on behalf of the Portfolios as
               ---------------
owners of the Property, agrees to indemnify and hold harmless Provident and its nominees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, the CEA, and any state and foreign securities and blue sky laws, all as or to be amended from time to time) and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly (i) from the fact that securities included in the Property are registered in the name of any such nominee or (ii) without limiting the generality of the foregoing clause (i) from any action or thing which Provident takes or does or omits to take or do (A) at the request or on the direction of or in reliance on the advice of Penn Series or (B) upon Oral or Written Instructions, provided, however, in all cases neither Provident nor any of its nominees shall be indemnified against any liability to Penn Series or to its Shareholders (or any expenses incident to such liability) arising out of Provident's or such nominee's own negligent breach of its duties or responsibilities under this Agreement, or from its willful misconduct. In the event of any advance of cash for any purpose made by Provident resulting from oral or Written Instructions of Penn series, or in the event that Provident or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any Property at any time held for the account of the Portfolios shall be security therefor.

          (b) If in any case Penn Series is asked to indemnify or hold Provident harmless, Penn Series shall be fully and promptly advised of all pertinent facts concerning the situation in question, and Provident shall use all reasonable care to identify and notify Penn Series promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against Penn Series. Penn Series shall have the option to defend Provident against any claim which may be the subject of indemnification, and in the event that Penn Series so elects, it shall notify Provident, and thereupon Penn Series shall take over complete defense of the claim and Provident shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Section. Provident shall in no case confess any claim or make any compromise in any case in which Penn Series will be asked to indemnify Provident except with Penn Series' prior written consent. Nothing in here shall be construed to limit any right or cause of action on the part of Provident under this Agreement which is independent of any right or cause of action on the part of Penn Series.

          (c) Provident agrees to indemnify and hold harmless Penn Series and its nominees from all charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, and any state and blue sky laws, all as or to be amended from time to time), including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or thing which Provident takes or does or omits to take or do arising out of Provident's or such nominee's own negligent breach of its duties or responsibilities under this `Agreement, or from its willful misconduct.

          (d) If in any case Provident is asked to indemnify or hold Penn Series harmless, Provident shall be fully and promptly advised of all pertinent facts concerning the situation in question, and Penn Series shall use all reasonable care to identify and notify Provident promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against Provident. Provident shall have the option to defend Penn Series against any claim which may be the subject of indemnification, and in the event that Provident so elects, it shall notify Penn Series, and thereupon Provident shall take over complete defense of the claim and Penn Series shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Section. Penn Series shall in no case confess any claim or make any compromise in any case in which Provident will be asked to indemnify Penn Series except with Provident's prior written consent. Nothing herein shall be construed to limit any right or cause of action on the part of Penn Series under this Agreement which is independent of any right or cause of action on the part of Provident.

          22.  Responsibility of Provident.  Provident shall be under no duty to
               ---------------------------
take any action on behalf of Penn Series except as specifically set forth herein or as may be specifically agreed to by Provident in writing. In the performance of its duties hereunder, Provident shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to insure the accuracy and completeness of all services performed under this Agreement. Provident shall be responsible for its own negligent failure to perform its duties under this Agreement. Without limiting the generality of the foregoing or of any other provision of this Agreement, Provident in connection with its duties under this Agreement shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of (a) the validity or invalidity or authority or lack thereof of any oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, if any, and which Provident reasonably believes to be genuine;
(b) the validity or invalidity of the issuance of any securities included or to be included in the Property, the legality or illegality of the purchase of such securities, or the propriety or impropriety of the amount paid therefor; (c) the legality or illegality of the sale (or exchange) of any Property or the propriety or impropriety of the amount for which such Property is sold (or exchanged). Provident shall not be under any duty or obligation to ascertain whether any Property at any time delivered to or held by Provident may properly be held by or for a Portfolio or Penn Series. Provident will not be responsible for losses resulting from circumstances beyond Provident's reasonable ..control. In the event of a loss, damage or injury to Penn Series securities which had been received by Provident and were in the possession of Provident, its sub-custodian or agent immediately prior to such loss, Provident will, upon the request of Penn Series, either replace such securities with other securities of like kind and quality, or, if acceptable to Penn Series, remit to Penn Series on behalf of the affected Portfolio cash equal to the fair market value of the securities as of the date when the loss was discovered. Provident shall have no liability to Penn Series or any Portfolio for any losses or damages the nature of which is or was remote, unforeseen, unforeseeable and beyond the scope of reasonable anticipation at the time this Agreement was executed.

          23.  Collections.  Provident shall collect on a timely basis all
               -----------
income and other payments with respect to registered securities held hereunder to which Penn Series shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by Provident or its agent, and shall credit such Income or other Portfolios' custodian account. With respect to securities of foreign issue, failure or delay in effecting collections shall be the responsibility of Provident to the extent that such failure or delay is due to Provident's own negligence or misconduct.

          Provident shall also receive and collect all stock dividends, rights and other items of like nature as and when they become due or payable. Income due Penn Series on securities loaned by Penn Series shall be the responsibility of Penn series. Provident shall have no duty or responsibility in connection therewith other than to provide Penn Series with such information or data as may be necessary to assist Penn Series in arranging for the timely delivery to Provident of the income to which Penn Series is entitled.

          In any case in which Provident does not receive any payment due Penn Series within a reasonable time after Provident has made proper demands for the same, it shall so notify Penn Series in writing, including copies of all demand letters, any written responses thereto, and memoranda of all oral responses thereto and to telephonic demands, and await instructions from Penn Series. Provident shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction.

          24.  Duration and Termination.  This Agreement shall continue until
               ------------------------
termination by Penn Series or by Provident on one hundred and eighty (180) days written notice. Upon any termination of this Agreement, pending appointment of a successor to Provident or vote of the Shareholders of Penn Series to dissolve or to function without a custodian of its cash, securities or other property, Provident shall not deliver cash, securities or other property of Penn Series to Penn Series, but may deliver them to a bank or trust company of Penn Series own selection, which bank or trust company shall meet the requirements of Section 17(f) of the 1940 Act. Anything to the contrary notwithstanding, Penn Series may immediately terminate this Agreement in the event of the appointment of a conservator or receiver for Provident by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction or, subject to and in accordance with the 1940 Act, if Provident fails to perform in accordance with this Agreement. Upon any termination of this Agreement, all books and records of Penn Series, as property of Penn Series, shall be returned to Penn Series free of any claim or retention of rights by Provident.

          25.  Notices.  All notices and other communications, including Written
               -------
Instructions (collectively referred to as "Notice" or "Notices" in this paragraph), hereunder shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to Provident at Provident's address, 200 Stevens Drive, Lester, Pennsylvania 19113, marked for the attention of the Custodian Services Department (or its successor); (b) if to Penn Series, at the address of Penn Series; or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. If the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, more than 100 miles. apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given five days after it is sent, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately, and, if the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, not more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given three days after it is sent, or if sent by messenger, it shall be deemed to have been given on the day it is delivered, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. All postage, cable, telegram, telex and facsimile sending device charges arising from the sending of a Notice hereunder shall be paid by the sender.

          26.  Further Actions.  Each party agrees to perform such further acts
               ---------------
and execute such further documents as are necessary to effectuate the purposes hereof.

          27.  Amendments.  This Agreement or any part hereof may be changed or
               ----------
waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

          28.  Delegation.  On thirty (30) days prior written notice to Penn
               ----------
Series, Provident may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of Provident National Bank or PNC Financial Corp, provided that (i) the delegate agrees with Provident to comply with all relevant provisions of the 1940 Act; (ii) Provident and such delegate shall promptly provide such information as Penn Series may request, and respond to such questions as Penn Series may ask, relative to the delegation, including (without limitation) the capabilities of the delegate; and (iii) Provident shall remain responsible for the performance of the delegate and of all such delegated duties of Provident under this Agreement and hold Penn Series harmless from such delegates acts and omissions, under the standards of care provided for herein. No other assignment is permitted without the Fund's prior written consent.

          29.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          30.  Miscellaneous.  This Agreement embodies the entire agreement and
               -------------
understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties hereto may embody in one or more separate documents their agreement, if any, with respect to delegated and/or Oral Instructions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in Pennsylvania and governed by Pennsylvania law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

                                 PENN SERIES FUNDS, INC.

                                 By /s/ Kenneth J. Kempf
                                   ---------------------------------

                                     Kenneth J. Kempf, President


                                 PROVIDENT NATIONAL BANK

                                 By /s/
                                   ---------------------------------

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

                                 PENN SERIES FUNDS, INC.

                                 By /s/
                                   ---------------------------------



                                 PROVIDENT NATIONAL BANK

                                 By /s/
                                   ---------------------------------

                                   APPENDIX A


                                   PORTFOLIOS
                                   ----------


                    Penn Series Growth Equity Fund

                    Penn Series Value Equity Fund

                    Penn Series Flexibility Managed Fund

                    Penn Series International Equity Fund

                    Penn Series Quality Bond Fund

                    Penn Series High Yield Bond Fund

                    Penn Series Money Market Fund

                    AMENDED AND RESTATED CUSTODIAN AGREEMENT
          BETWEEN PENN SERIES FUNDS, INC.  AND PROVIDENT NATIONAL BANK
                          DATED AS OF OCTOBER 28, 1992

                                   Appendix B
                                   ----------

                              Authorized Persons*
                              -------------------

Name                                             Signature
----                                             ---------


KENNETH J. KEMPF                                 /s/ Kenneth J. Kempf
-----------------------                          -----------------------


KEVIN F. SWEENEY                                 /s/ Kevin F. Sweeney
-----------------------                          -----------------------


JAMES D. BENSON                                  /s/ James D. Benson
-----------------------                          -----------------------


GERALD J. BRITT                                  /s/ Gerald J. Britt
-----------------------                          -----------------------


LYNNE M. CANNON                                  /s/ Lynne M. Cannon
-----------------------                          -----------------------


MARY BETH CHELOHA                                /s/ Mary Beth Cheloha
-----------------------                          -----------------------


RACHEL D. MCGOWAN                                /s/ Rachel D. McGowan
-----------------------                          -----------------------


DEBRA L. MCGLINSEY                               /s/ Debra L. McGlinsey
-----------------------                          -----------------------


RICHARDSON T. MERRIMAN                           /s/ Richardson T. Merriman
-----------------------                          -----------------------




--------------------------------------------------------------------------------

*As provided in the Penn Series Board Resolutions dated November 1, 1992, a copy of which is attached to Appendix B.

                    AMENDED AND RESTATED CUSTODIAN AGREEMENT
          BETWEEN PENN SERIES FUNDS, INC.  AND PROVIDENT NATIONAL BANK
                          DATED AS OF OCTOBER 28, 1992

                                   Appendix B
                                   ----------

                              Authorized Persons*
                              -------------------

Name                                             Signature
----                                             ---------


ARMSTEAD N. CLARK, III                           /s/ Armstead N. Clark, III
-----------------------                          -----------------------


JULIA A. DEBONIS                                 /s/ Julia A. Debonis
-----------------------                          -----------------------


EDWARD L. FARROW                                 /s/ Edward L. Farrow
-----------------------                          -----------------------


BRIAN M. GRANT                                   /s/ Brian M. Grant
-----------------------                          -----------------------


JAMES A. J. REVELS                               /s/ James A. J. Revels
-----------------------                          -----------------------


STEVEN W. VANDIVER                               /s/ Steven W. Vandiver
-----------------------                          -----------------------


NORMAN D. VANHORN                                /s/ Norman D. Vanhorn
-----------------------                          -----------------------


STEPHEN M. WYNNE                                 /s/ Stephen M. Wynne
-----------------------                          -----------------------




--------------------------------------------------------------------------------

*As provided in the Penn Series Board Resolutions dated November 1, 1992, a copy of which is attached to Appendix B.

                    AMENDED AND RESTATED CUSTODIAN AGREEMENT
          BETWEEN PENN SERIES FUNDS, INC. AND PROVIDENT NATIONAL BANK
                          DATED AS OF OCTOBER 28, 1992

                                   Appendix B
                                   ----------

                              Authorized Persons*
                              -------------------

Name                                             Signature
----                                             ---------


DAWN M. CHERMAK                                  /s/ Dawn M. Chermak
-----------------------                          -----------------------


EDWARD F. O'TOOLE                                /s/ Edward F. O'Toole
-----------------------                          -----------------------


FELIX ROVELLI                                    /s/ Felix Rovelli
-----------------------                          -----------------------


JOSEPHINE SERRA                                  /s/ Josephine Serra
----------------------                           -----------------------








--------------------------------------------------------------------------------

*As provided in the Penn Series Board Resolutions dated November 1, 1992, a copy of which is attached to Appendix B.

                    AMENDED AND RESTATED CUSTODIAN AGREEMENT
          BETWEEN PENN SERIES FUNDS, INC. AND PROVIDENT NATIONAL BANK
                          DATED AS OF OCTOBER 28, 1992

                                   Appendix B
                                   ----------

                              Authorized Persons*
                              -------------------

Name                                             Signature
----                                             ---------


CATHERINE H. BRAY                                /s/ Catherine H. Bray
-----------------------                          -----------------------


BRENDA L. CARTER                                 /s/ Brenda L. Carter
-----------------------                          -----------------------


CYNTHIA  M. CESENARO                             /s/ Cynthia M. Cesenaro
-----------------------                          -----------------------


RICHARD P. HOWARD                                /s/ Richard P. Howard
-----------------------                          -----------------------







--------------------------------------------------------------------------------

*As provided in the Penn Series Board Resolutions dated November 1, 1992, a copy of which is attached to Appendix B.

                    AMENDED AND RESTATED CUSTODIAN AGREEMENT
          BETWEEN PENN SERIES FUNDS, INC. AND PROVIDENT NATIONAL BANK
                          DATED AS OF OCTOBER 28, 1992

                                   Appendix B
                                   ----------

                              Authorized Persons*
                              -------------------

Name                                             Signature
----                                             ---------


ROSEMARIE BARRETT                                /s/ Rosemarie Barret
-----------------------                          -----------------------


AVIVA S. PINTO                                   /s/ Aviva S. Pinto
-----------------------                          -----------------------


EILEEN ROMINGER                                  /s/ Eileen Rominger
-----------------------                          -----------------------








--------------------------------------------------------------------------------

*As provided in the Penn Series Board Resolutions dated November 1, 1992, a copy of which is attached to Appendix B.

Provident National Bank                           Institutional Custody Services
Airport Business Center                           215-521-7876
200 Stevens Drive, Suite 440
Lester, PA 19113

--------------------------------------------------------------------------------


PROVIDENT NATIONAL BANK

                                          November 4, 1992



Mr. Kevin Sweeney
Penn Series Funds, Inc.
600 Dresher Road
Horsham, Pennsylvania    19044

SUBJECT:  PENN SERIES FUNDS,  INC.
          CUSTODIAN FEES

Dear Mr. Sweeney:

     This letter constitutes our agreement with respect to compensation to be paid to Provident National Bank ("Provident") under the terms of an Amended and Restated Custodian Agreement dated as of October 28, 1992, between you (the "Company") and Provident in respect of the Penn Series International Equity Fund (the "Fund"). Pursuant to Paragraph 20 of that agreement, and in consideration of the services to be provided to you, you will pay Provident the following:

                          DOMESTIC PORTFOLIO HOLDINGS
                          ---------------------------

     1. An annual custody fee for the Fund shall be -015% for the first $100 million of average gross assets and -010% on the average gross assets which exceed $100 million; exclusive of out-of-pocket expenses and transaction charges. Custody fees shall be calculated daily and paid monthly.

     2. The sweep services fee shall be .25% of assets (daily net excess cash balances) swept into a fund approved of by you.

     3. A transaction charge of $24.00 for each purchase or sale of a physical security or delivery of a physical security upon its maturity date or delivery of a physical security for reissuance; $10.00 for each purchase, sale or maturity of a Federal book-entry security; $10.00 for each purchase, sale or maturity or other book entry transaction for a DTC eligible security; $15-00 for each purchase. sale or maturity or other transaction for a GNMA security; $30-00 for each purchase, sale, exercise or expiration of an option contract position (round trip); $50.00 for each sale, purchase or closing of a futures contract position (round trip); $15.00 for each repurchase trade collateral tranche received from an institution other than Provident (round trip); and $7.50 for each repurchase trade collateral tranche received from Provident.

     4.   Currency movements to third parties:  $50.00 per movement.

     5. The above fees are all-inclusive with the exception of the usual out of pocket expenses such as stamp duties, script charges, registration fees and special taxes. Out-of-pocket expenses are inherent to international trading and will vary according to your trading practices.


     The fee for the period from the day of the year this Agreement is entered into until the end of that year shall be prorated according to the proportion which such period bears to the full annual period.

     If the foregoing accurately sets forth our agreement and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

                                        Very truly yours,

                                        PROVIDENT NATIONAL BANK



                                        By: /s/ John T. Foster
                                           -------------------------
                                           John T. Foster
                                           Vice President

Accepted:

PENN SERIES FUNDS, INC.


By: /s/
   -------------------------------
Date:
     -----------------------------

     6. With respect to the Fund's daily net overdrawn cash balances, a monthly charge shall be assessed based on the average federal funds rate for that month.

     7. Provident's out-of-pocket expenses including, but not limited to, postage, telephone, telex, interest claim fees, federal express charges, Federal Reserve and wire fees, transfer fees, registration fees and the incremental cost of providing foreign custody services.

                           GLOBAL PORTFOLIO HOLDINGS
                           -------------------------

     1. Asset based fees are based on the market value of the global custody relationship and are per annum fees. Portfolio servicing includes account administration, income collection, tax reclamation and corporate actions.

                                                                (Per Thousand)
          Euro CDs....................................................... $.15
          Eurobonds (Cedel).............................................. $.20
          Country Band A................................................. $.55
          Country Band B................................................. $.70
          Country Band C................................................. $.80
          Country Band D................................................ $1.00
          Country Band E................................................ $1.20
          Country Band F................................................ $2.50

     2. Transactions Fees refer to principal transactions, which result in the increment or decrement of an asset position, such as securities purchases and sales, free receipts and deliveries of securities maturities, subscription to new shares. opening and closing of futures contracts, etc.

          Euro CDs...................................................... $45.00
          Eurobonds (Cedel)............................................. $35.00
          Country Band A................................................ $30.00
          Country Band B................................................ $40.00
          Country Band C................................................ $60.00
          Country Band D................................................ $80.00
          Country Band E................................................ $95.00
          Country Band F............................................... $180.00

     The Countries in each band are as follows:

          Band A:  Canada, Japan, United Kingdom
          Band B:  Germany. Netherlands
          Band C:  Australia, France,  Ireland,  New  Zealand
          Band D: Austria, Belgium, Channel Islands, Hong Kong, Luxembourg Band E: Denmark, Finland, Italy, Malaysia, Mexico, Norway,
                   Singapore, South Africa, Spain, Sweden, Switzerland
          Band F:  Greece, Indonesia, Philippines, Portugal, Thailand, Turkey

                                        October 1, 1994



PENN SERIES FUND, INC.

          Re:  Custodian Fees
               --------------

Dear Sir/Madam:

          This letter constitutes our agreement with respect to compensation to be paid to PNC Bank, National Association under the terms of an Amended and Restated Custodian Agreement dated October 28, 1992 between you (the "Fund") and Provident National Bank, r-ow PNC Bank, National Association ("PNC Bank") . Pursuant to Paragraph 20 of that agreement, and in consideration of the services to b provided to you, you will pay PNC Bank the following:

          1. An annual custody fee of .020% for the first $100 million of average gross assets and .010% of the average gross assets in excess of $100 million; exclusive of out-of-pocket expenses and transaction charges. Custody fees shall be calculated daily and paid monthly.

          2. A transaction charge of $25.00 for each purchase or Sale of a physical security or delivery of a physical security upon its maturity date or delivery of a physical security for reissuance; $10.00 for each purchase, sale, free receive or free deliver, or maturity of a federal book-entry security, DTC eligible security or other book-entry transaction, or of a direct commercial par-er issue; $15.00 for each purchase, sale, free receive or free deliver, or maturity of or other book-entry transaction for a GNMA security; $30.00 for each purchase, sale, exercise or expiration of an option contract position (round trip) ; $50.00 for each sale, purchase, exercise or expiration of a futures contract position (round trip) ; $7.50 for each repurchase trade collateral tranche with PNC Bank (round trip) ; and $15. 00 for each repurchase trade collateral tranche received from an institution other than PNC Bank (round trip).

          3. With respect to the per portfolio daily net overdrawn cash balances, a monthly charge shall be assessed based on 100% of the average federal funds rate for that month.

          4. PNC Bank's out-of-pocket expenses including, but not limited to, postage, telephone, telex, overnight express charges, foreign sub-custody fees, Federal Reserve wire fees, confirmation fees and pricing services.

          5. Upon-the Fund's written instruction, PNC Bank will sweep any net excess cash balances daily into an investment vehicle designated in writing by the Fund and agreed to by PNC Bank and will credit the Fund with such sweep earnings on a monthly basis. PNC Bank will be paid .25% of assets swept.

          The fee for the period from the day of the year this Agreement is entered into until the end of that year shall be prorated according to the proportion which such period bears to the full annual period.

          If the foregoing accurately sets forth our agreement and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

                                        Very truly yours,

                                        PNC BANK, NATIONAL ASSOCIATION


                                        By: /s/
                                           --------------------------------
                                           Title:


Accepted:

PENN SERIES FUND, INC.


By: /s/
   ------------------------------
   Title: